Exhibit 99.1

U-Store-It Declares Dividend
Provides 2008 Earnings Guidance

CLEVELAND, December 13, 2007 — U-Store-It Trust (NYSE: YSI), a self-administered and self-managed real estate investment trust focused on self-storage facilities, announced that its Board of Trustees declared a quarterly dividend of $0.18 per common share for the period ending December 31, 2007. The dividend is payable on January 22, 2008 to common shareholders of record on January 7, 2008.

U-Store-It President and Chief Executive Officer Dean Jernigan, said, “Following a thorough asset by asset and operational review of the Company’s portfolio and business plan, the Board of Trustees and management team are excited about the Company’s future prospects and ability to execute our plan in 2008 and beyond. Further, we believe that our revised dividend policy provides significantly enhanced capital flexibility and positions the Company to make further investments in the operating properties that will drive greater improvements in occupancy and margins.”

The Company also announced today guidance for 2008 Earnings per Share (“EPS”) and Funds from Operations (“FFO”).

The Company currently expects 2008 EPS to be in the range of ($0.29) to ($0.24) and 2008 FFO per diluted share to be in the range of $0.88 to $0.94. These estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, operating and general and administrative expenses, interest rates, and the potential impact of property dispositions and acquisitions. The estimates assume no change in the current 62.7 million diluted shares and units outstanding and no one-time non-recurring charges or credits. Factors that may materially impact our estimated results are detailed in our 2006 Annual Report on Form 10-K.

Chief Financial Officer Chris Marr said, “We targeted our revised dividend to reflect our expectation of investing an increased level of revenue-enhancing capital into our assets in 2008. Our targeted capital investment level of $0.13 per share in 2008 produces a payout ratio of approximately 91% of Cash Available for Distribution (“CAD”) at the midpoint of our guidance range. As we look into 2009, we anticipate that the capital expenditures will revert to more normalized levels of approximately $0.08 to $0.09 per share.”

Management’s outlook range for 2008 is based, in part, on the following key and variable assumptions:

Quarterly General & Administrative Expense	$5.5 — $5.7 million
Dispositions	$85 — $105 million
FFO per share dilution from the Rising Tide Acquisition	($0.02) — ($0.03)
Average Libor Rate	5.3% — 5.4%
Same-Store Average Occupancy	82.0% — 84.0%
Same-Store Revenue Growth	4.5% — 5.5%
Same-Store Expense Growth	4.0% — 5.0%
Same-Store NOI Growth	4.5% — 6.0%

The Company’s 2008 same-store pool represents 390 facilities containing approximately 24.7 million square feet and includes approximately 94.1% of the aggregate rentable square feet of the Company’s 411 owned facilities as of September 30, 2007.

About U-Store-It Trust

U-Store-It Trust is a self-administered and self-managed real estate investment trust. The Company’s self-storage facilities are designed to offer affordable, easily-accessible and secure storage space for residential and commercial customers. According to the Self-Storage Almanac, U-Store-It Trust is one of the top five owners and operators of self-storage facilities in the United States.

Non-GAAP Performance Measurements

FFO is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”). The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

We define net operating income, which we refer to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, loan procurement amortization expense, early extinguishment of debt, minority interest, loss on sale of storage facilities, depreciation and general and administrative, and deducting from net income: income from discontinued operations, gains on sale of self-storage facilities, and interest income. NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risk, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt; increases in interest rates and operating costs; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; changes in real estate and zoning laws or regulations; risks related to natural disasters; potential environmental and other liabilities; material weaknesses in our internal financial reporting; and other factors affecting the real estate industry generally or the self-storage industry in particular. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business — Risk Factors” in the Company’s Annual Report on Form 10-K, which discuss these and other risks and factors that could cause the Company’s actual results to differ materially from any forward-looking statements.

Contact:
U-Store-It Trust
Christopher Marr
Chief Financial Officer
(610) 293-5700